EXHIBIT 1


                     [LETTERHEAD OF STONE, RUDOLPH & HENRY]


                          INDEPENDENT AUDITORS' CONSENT

We hereby consent to the use in the SEC Form 8K/Al of our Independent Auditors' Report dated June 12, 2002, relating to the balance sheet of Providence Cabinet Shoppe, Inc., a wholly owned subsidiary of Nevada Holding Group, Inc., as of September 30, 2001, and the statements of operating results, and cash flows for the year ended September 30, 2001.

/s/ Stone, Rudolph & Henry

Stone, Rudolph & Henry
Clarksville, Tennessee
July 19, 2002